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                                                                   EXHIBIT 10.18

                             MODIFICATION AGREEMENT

     AGREEMENT dated as of June 14, 1994, between LORAL CORPORATION, a New York corporation with its principal office located at 600 Third Avenue, New York, New York (hereinafter called "Loral"), and FRANK C. LANZA, residing at 37 Murray Hill Road, Scarsdale, New York (hereinafter called "Lanza").

     WHEREAS, Loral and Lanza are parties to an Employment Agreement dated as of April 1, 1982 which has been extended from time to time and currently expires on March 31, 1997 (the "Agreement");

     WHEREAS, the parties wish to provide for certain changes in the Agreement as to provide for deductibility under the Internal Revenue Code for incentive compensation payments made under the Agreement and to Lanza under the proposed 1994 Stock Option and Incentive Stock Purchase Plan;

     NOW, THEREFORE, the parties hereto agree as follows:

          (1) The Incentive Compensation provisions of paragraph 3(b) of the Agreement shall be modified commencing with the fiscal year ended March 31, 1995 such that the 8 1/4% threshold growth in shareholders' equity, as defined in the Agreement, before incentive compensation is paid is increased to 9 1/4%.

          (2) The maximum bonus limitation of two times base salary contained in paragraph 3(b) is deleted.

          (3) A new paragraph 3(e) is inserted as follows:

           3(e) The provisions of paragraph 3(b) of the Agreement notwithstanding, incentive compensation paid to Mr. Lanza for any fiscal year shall not exceed $9 million.

          (4) In all other respects, the provisions of the Agreement are carried forward unaltered.

          (5) In the event stockholders of Loral Corporation fail to approve the 1994 Annual Bonus Plan, this Agreement, other than paragraphs (1) and (3), will remain in effect, and the parties shall be obligated to negotiate, in good faith, alternative incentive compensation provisions. If a mutually satisfactory agreement for alternative incentive compensation is not reached, Mr. Lanza may terminate this Agreement upon ten (10) days notice.

     IN WITNESS THEREOF, the parties have executed this Agreement as of the date first hereinabove written.

                                          LORAL CORPORATION

                                          By:    /s/  MICHAEL B. TARGOFF
                                          --------------------------------------
                                                      Michael B. Targoff


                                                    /s/  FRANK C. LANZA
                                          --------------------------------------
                                                        Frank C. Lanza